                                                                     EXHIBIT 4.4

TEMPORARY CERTIFICATE - EXCHANGEABLE FOR DEFINITIVE ENGRAVED CERTIFICATE WHEN READY FOR DELIVERY


Comdisco, Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

Comdisco Ventures Stock

COMMON STOCK

CUSIP ___________________

SEE REVERSE FOR CERTAIN DEFINITIONS


This Certifies that


is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF COMDISCO, INC. -- COMDISCO VENTURES STOCK PAR VALUE OF $.10 PER SHARE OF

Comdisco, Inc., transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate, properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile signatures of its duly authorized officers.

Dated:

SECRETARY

PRESIDENT

COUNTERSIGNED AND REGISTERED:
CHASEMELLON SHAREHOLDER SERVICES, LLC
TRANSFER AGENT
AND REGISTRAR,
BY
AUTHORIZED SIGNATURE

                            [REVERSE OF CERTIFICATE]

THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, A FULL STATEMENT OF ALL OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPANTS, OPTIONAL OR OTHER SPECIAL RIGHTS AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND RIGHTS FOR THE SHARES REPRESENTED BY THIS CERTIFICATE.

This certificate also evidences and entitles the holder hereof to certain Rights as set forth in the Rights Agreement between Comdisco, Inc. (the "Company") and ChaseMellon Shareholder Services, L.L.C., dated as of November 17, 1997, as amended on _________, and from time to time amended (the "Rights Agreement"), the terms of which are hereby incorporated herein by reference and a copy of which is on file at the principal offices of the Company. Under certain circumstances, as set forth in the Rights Agreement, such Rights will be evidenced by separate certificates and will no longer be evidenced by this certificate. The Company will mail to the holder of this certificate a copy of the Rights Agreement, as in effect on the date of mailing, without charge promptly after receipt of a written request therefor. Under certain circumstances set forth in the Rights Agreement, Rights issued to or held by any Person who is, was or becomes an Acquiring Person or an Adverse Person or any Affiliate or Associate thereof (as such terms are defined in the Rights Agreement), whether currently held by or on behalf of such Person or by any subsequent holder, may become null and void.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

     TEN COM-as tenants in common
     TEN ENT-as tenants by the entireties
     JT TEN-as joint tenants with right of survivorship and not as tenants in common

UNIF GIFT MIN ACT--..................Custodian..................................
                        (Cust)                            (Minor)
                         under Uniform Gifts to Minor
                         Act.........................
                                   (State)

Additional abbreviations may also be used though not in the above list.

For value received,            hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE



PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE



Shares of the capital stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney to transfer the said stock on the books of the within-named Corporation with full power of substitution in the premises.
Dated,


NOTICE: THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.


Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM) PURSUANT TO S.E.C. RULE 17Ad-15.